[LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]











                    CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the William W. Daily Non-Qualified Stock Option Plan of Hondo Oil & Gas Company of our report dated November 9, 1994 with respect to the consolidated financial statements and schedules of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1994, filed with the Securities and Exchange Commission.



                                             /s/   Ernst & Young LLP





          Denver, Colorado
          April 10, 1995